Exhibit 10.1
Agreement for Phase 1 Services
and
Statement of Intent
between
Victory Renewable Fuels
and
Renewable Energy Group, LLC
WHEREAS, Victory Renewable Fuels (“Victory Renewable Fuels”) has made a commitment to develop a Biodiesel Plant and is diligently developing a business plan that will move this project forward, and will be able to select the vendor to complete the business plan that will move this project forward, and
WHEREAS, Renewable Energy Group, LLC (“REG”) was formed to provide turn-key engineering and construction (design-build) services for biodiesel facilities,
WHEREAS, REG has met with Victory Renewable Fuels to discuss ways in which the two companies can work together cooperatively to support the development of a biodiesel plant in Larchwood, Iowa.
NOW THEREFORE, IT IS AGREED by and between Victory Renewable Fuels and REG as follows:
1.	In recognition of REG’s expertise and technical assistance capabilities, Victory Renewable Fuels will retain REG to assist in developing and finalizing a business plan, including assistance in development of the following:
A.	Preliminary engineering design services including:
•	Site plan — discuss and evaluate potential sites as to infrastructure availability:
1.	Rail service and access to national rail networks.

2.	Utility requirements (gas, electric, water, sewer, etc.).

3.	Roads and access to interstate highways.

4.	Storm water runoff and drainage requirements.

5.	Site grading, subsurface conditions, and availability of suitable soils.

6.	Other infrastructure issues that become important to this project.
•	Process flow diagrams
1.	Generic flow diagram illustrating the REG continuous transesterification process.

2.	Generic flow diagrams illustrating the REG pretreatment processes for high phosphorous (soybean oil) and high FFA (animal fat) feedstocks.
•	Floor plan illustrating a typical REG biodiesel process building.

406 First Street
PO Box 68
Page 1 of 5	[Stamped: CONFIDENTIAL]	Ralston, IA 51459
(712) 667-3500
Fax(712) 667-3599
www.renewable-energy-group.com

•	Elevation illustrating a typical REG biodiesel process building.

•	Project timetable with milestones addressing permits, fundraising, engineering construction and start-up/commissioning.

•	Turnkey capital cost estimate (plus or minus 10%)

•	Permitting requirements including a “permitting matrix” that will address permits affecting this project.
B.	Technology and description
•	A general discussion explaining the REG continuous transesterification and pre-treatment processes.

•	What raw materials are necessary to make biodiesel.

•	How to change raw material inputs into biodiesel.

•	What equipment is necessary to perform this task.

•	Flow diagram

•	Visuals of the plant

•	Plant layout form input storage to final load out.
C.	Staffing requirements
•	What skill sets are required to make the operation a success?
1.	Managerial

2.	Financial

3.	Mechanical

4.	Operational
•	Where to find these skilled individuals.
D.	Market analysis including competitor analysis
•	Who is buying biodiesel

•	Where to sell the co-products (glycerin, fatty acids)
E.	Marketing strategies & support
•	Where the biodiesel industry is going into the future.

•	How West Central views the future of product marketing.

•	Distribution techniques
F.	Customer analysis and discussion of front-loading sales for plant
•	Partnering with West Central to sell biodiesel into an established marketplace.

•	Develop new large scale uses in new areas
1.	Home heating

2.	Underground mining

3.	other

406 First Street
PO Box 68
Page 2 of 5	[Stamped: CONFIDENTIAL]	Ralston, IA 51459
(712) 667-3500
Fax(712) 667-3599
www.renewable-energy-group.com

G.	Discussion of raw material inputs and costing
•	Materials specification

•	Vendor selection

•	Transportation

•	Receiving and on site storage

•	Aggregate purchasing
H.	Assistance in developing capital requirements (construction, working capital, etc.)
•	Construction

•	Working capital

•	Escrow
I.	Detailing of state and federal incentives to assist plant
•	Federal programs to assist in construction

•	Federal excise tax credit

•	State incentives

•	State and Federal mandates
J.	Discussion of risk
•	Finances

•	Raw material supplies

•	Site locations

•	Marketing

•	Unreliability of government subsidies

•	Environmental

•	Inexperience

•	Quality issues
K.	Review of financial data and projections
•	Current assets and liabilities

•	Future return on investment

•	Discussion with lenders
L.	Assistance in development of organizational structure for new venture
•	Cooperative

•	Limited Liability Corporation

•	Corporation
M.	Assistance in the presentation of the completed plan to potential investors and lenders.
2.	In consideration of REG’s agreement to provide the foregoing services, Victory Renewable Fuels agrees to pay the sum of $50,000 to REG upon signature of this agreement. If Victory Renewable Fuels proceeds with the construction of a biodiesel facility with REG as stated in paragraph 5, REG agrees that the foregoing $50,000 payment shall be credited against the cost of such facilities. If, for any reason, Victory Renewable Fuels does not build a biodiesel facility, REG shall retain the $50,000 payment for services rendered in aiding in the development of a business plan. If REG fails through no fault of Victory Renewable Fuels to provide the services outlined above, REG shall refund any unearned portion of such payment to Victory Renewable Fuels. Travel and subcontractor expenses that are incurred in order to complete this Agreement will be treated as reimbursable expenses and billed separately.

406 First Street
PO Box 68
Page 3 of 5	[Stamped: CONFIDENTIAL]	Ralston, IA 51459
(712) 667-3500
Fax(712) 667-3599
www.renewable-energy-group.com

3.	While REG agrees to work with Victory Renewable Fuels in the development of information for a business plan as set out above, by the very nature of the project being discussed such work at times involves “predicting” the future, including with respect to costs of construction, production expenses, marketing prices, factors which may depend upon the passage, existence, or repeal of governmental programs, the existence as well as location and strength of competition, and the possible emergence of new and as of yet unknown competition. As a result of these and other factors, REG cannot guarantee the achievement of any projected level of business, income, or return on investment.

4.	The foregoing sets out the agreement with respect to Phase 1 Services to be provided by REG to Victory Renewable Fuels. Phase 2 of the project would be preparation of general drawings, permitting, development of contract documents, and determination of final contract price. Phase 3 of the project would be final design and construction. If the outcome of Phase 1 justifies the continuation to Phases 2 and 3, it is Victory Renewable Fuels’s intent that the services to be rendered under Phases 2 and 3 be awarded to REG, the parties agreeing in good faith to negotiate, agree to and execute definitive agreements and contracts relating to the engineering and construction of a biodiesel facility. If the biodiesel facility is constructed, it is furthermore Victory Renewable Fuels’s intent to enter into a Management and Operations Services Agreement with West Central Cooperative.

5.	It is understood that any and all designs, plans, specifications, processes and other engineering or technical information or data which are delivered to Victory Renewable Fuels in connection with this agreement (“Confidential Information”) are confidential and proprietary to REG and shall at all times remain the sole and exclusive property of REG. Victory Renewable Fuels shall not directly or indirectly be permitted, nor shall Victory Renewable Fuels permit any other party, to use, transfer, assign, disclose, divulge or publish any such Confidential Information to any third party for any reason or purpose whatsoever without the prior written consent of REG. Victory Renewable Fuels may disseminate Confidential Information to such of its employees, agents and representatives (“Consultants”) as may need to know to aid Victory Renewable Fuels in analyzing for the purposes as set out above, but not until such Consultants are aware of these provisions with respect to confidentiality, the need to prevent further dissemination of Confidential Information, and at the request of REG have signed a written agreement to such effect. All such Confidential Information shall be returned to REG at its request. This agreement shall not be construed to convey any rights in REG’s intellectual properties, including intellectual properties included in or related to the Confidential Information. Victory Renewable Fuels may acquire only such rights in these intellectual properties as may be conveyed under the terms of further construction agreements entered into between the parties, if any.

406 First Street
PO Box 68
Page 4 of 5	[Stamped: CONFIDENTIAL]	Ralston, IA 51459
(712) 667-3500
Fax(712) 667-3599
www.renewable-energy-group.com

     Entered into as of the 10th day of May, 2005.

CUSTOMER:		DESIGN-BUILD SERVICES PROVIDER:

VICTORY RENEWABLE FUELS		RENEWABLE ENERGY GROUP, LLC

By	/s/ Allen L. Blauwet /s/ Lance T. Boer	By	/s/ Nile D. Ramsbottom
Print Name Allen L.Blauwet		Print Name Nile D. Ramsbottom
Lance T. Boer
Print Title Chairman		Print Title President
Secretary

406 First Street
PO Box 68
Page 5 of 5	[Stamped: CONFIDENTIAL]	Ralston, IA 51459
(712) 667-3500
Fax(712) 667-3599
www.renewable-energy-group.com